Exhibit 99.1

micromobility.com Inc. Announces Leadership Transition to Drive Profitable Growth

New York - September 20, 2023 - micromobility.com Inc. (NASDAQ: MCOM), a leader in the thriving micromobility sector, today announces a strategic leadership transition aimed at propelling the Company into a new era of profitable growth.

After five years at the helm as Chief Financial Officer (CFO), Giulio Profumo has decided to transition out of his role at micromobility.com Inc. Effective immediately, Gian Luca Spriano will step into the role of interim Chief Financial Officer. Simultaneously, the Company has initiated a comprehensive search for a new CFO to play a pivotal role in driving MCOM’s continued expansion and profitability.

Giulio Profumo’s tenure with the Company, which began in October 2018, witnessed significant milestones, including the successful NASDAQ listing in August 2021. As the finance leader, he played a crucial role in establishing the finance team and overseeing all financial planning and reporting.

The decision for this transition stems from the mutual recognition that the Company’s evolving needs demand a fresh perspective and a keen focus on profitability. micromobility.com Inc.’s CEO, Salvatore Palella, emphasizes the Company’s unwavering commitment to delivering profitability and sustainable growth.

Salvatore Palella states, “Our primary goal is to drive sustainable profitability while expanding our footprint in the micromobility sector. We are entering a new phase where financial stewardship and profitability take center stage. We are confident that this transition will position us for continued success as we navigate the ever-evolving landscape of urban mobility.”

The leadership transition underscores micromobility.com Inc.’s dedication to optimizing its financial strategies and operations for a more profitable future. The Company remains committed to its mission of providing sustainable and efficient micromobility solutions to urban communities.

About Micromobility.com Inc

Micromobility.com Inc is a pioneering force in the micromobility industry, dedicated to creating sustainable and efficient solutions for urban transportation. With a portfolio of innovative brands such as Helbiz and Wheels, Micromobility.com Inc empowers individuals to navigate urban environments conveniently and eco-consciously.

Forward-Looking Statements

Certain statements made in this press release are "forward-looking statements'' within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward looking statements. Due to known and unknown risks, actual results may differ materially from the Company’s expectations or projections. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) the failure to meet projected development and production targets; (ii) changes in applicable laws or regulations; and (iii) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission (the "SEC") by the Company including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov. Any forward-looking statement made by us in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

Contacts

For media inquiries:
press@micromobility.com